EXHIBIT 10.30	+ 49 89 8565 2600 (phone) + 49 89 8565 2610 fax www.gpc-biotech.com

GPC Biotech AG Postfach 1455 82143 Planegg Germany Fraunhoferstrasse 20 82152 Martinsried/München Germany

GPC Biotech AG

1999 US INCENTIVE STOCK OPTION PLAN

ADOPTED MAY 1999

APPROVED BY STOCKHOLDERS MAY 12, 1999

EFFECTIVE AS OF SEPTEMBER 1, 1999

1.	PURPOSES.

(a)	The purpose of this Plan is to provide a means by which selected Employees and Directors of GPC Biotech, Inc. (the “Subsidiary”), a wholly owned subsidiary of GPC Biotech AG Munich/Germany (the “Company”) as well as independent Advisors of the Company, including members of the Supervisory Board, residing in the U.S. (“U.S.-Advisors)” may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of (i) Incentive Stock Options, and (ii) Nonstatutory Stock Options, all as defined below. The Plan does not provide for the granting of stock appreciation rights or restricted stock.

(b)	The Company, by means of this Plan, seeks to retain the services of persons who are now Employees or Directors of its Subsidiary as well as U.S.-Advisors of the Company, to secure and retain the services of such persons and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Subsidiary.

(c)	The Company intends that the Stock Option Grants issued under this Plan shall, in the discretion of the Board of Directors (“Vorstand”) and in coordination with the Supervisory Board (“Aufsichtsrat”) of the Company or any Committee to which responsibility for administration of the Plan has been delegated pursuant to Section 3(c), be Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as required pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

GPC Biotech AG Amtsgericht München HRB 119 555 Ust-ID-Nr.: DE 190 457 435 Deutsche Bank AG (BLZ 700 700 10) Konto-Nr. 199 01 18 Dresdner Bank AG (BLZ 700 800 00) Konto-Nr. 300 906 300	Vorstand: Prof. Dr. Bernd Seizinger (Vorsitzender des Vorstands) Dr. Elmar Maier, Dr. Sebastian Meier-Ewert, Dr. Mirko Scherer Vorsitzender des Aufsichtsrates: Dr. Michael Steinmetz

2.	DEFINITIONS.

(a)	“Affiliate” means any subsidiary corporation of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code, including GPC Biotech, Inc., a Delaware corporation with its seat in Monmouth Junction (New Jersey).

(b)	“Aktiengesetz” (abbr.: AktG) means the German Stock Corporation Act.

(c)	“Aufsichisrat” means the Supervisory Board of the Company.

(d)	“Code” means the United States Internal Revenue Code of 1986, as amended.

(e)	“Committee” means a Committee appointed by the Aufsichtsrat in accordance with Section 3(c) of the Plan.

(f)	“Company” means GPC Biotech AG, a German Aktiengesellschaft (stock corporation) with its seat in Munich/Martinsried (Germany).

(g)	“Continuous Status as an Employee, Director; or U.S. Advisor” means the employment or relationship as an Employee, a Director or an U.S.-Advisor is not interrupted or terminated. The Aufsichtsrat, in its sole discretion, may determine whether Continuous Status as an Employee, a Director or U.S.-Advisor shall be considered interrupted in the case of: (i) any leave of absence approved by the Vorstand, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company and the Affiliates or their successors.

(h)	“Director” means a member of the Vorstand of the Company or a member of the board of directors of an Affiliate as long as he or she is not an Outside Director.

(i)	“Employee” means any person, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(j)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(k)	“Fair Market Value” means, as of any date, the value of the common stock of the Company determined as follows and in each case in a manner consistent with the Code:

(1)

If the Company’s common stock is listed or quoted on any established stock exchange or a national market system, including without limitation the Neue Markt of Frankfurt Stock Exchange, the Nasdaq National Market or The Nasdaq SmallCap, the Fair Market Value of a share of common stock shall be the closing sale price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system (or, if the Company’s common stock is listed or quoted on more than one such system or exchange, the exchange or system where the initial public offering was placed, as reported in the Wall Street Journal or such other source as the Aufsichtsrat deems reliable, or

(2)	In the absence of an established market for the Company’s common stock, the Fair Market Value shall be determined in good faith by the Aufsichtsrat.

(l)	“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(m)	“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(n)	“Option” means a stock option granted pursuant to the Plan.

(o)	“Optionee” means any Employee, Director or U.S.-Advisor who holds an outstanding Option.

(p)	“Outside Director” means a Director who (i) is not a current employee of the Company or an Affiliate or an “affiliated corporation” (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), (ii) is not a former employee of the Company or an Affiliate, or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), (iii) has not been an officer of the Company or an Affiliate or an “affiliated corporation” at any time, (iv) is not currently receiving direct or indirect remuneration from the Company or an Affiliate of an “affiliated corporation” for services in any capacity other than as a Director, (v) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code and (vi) is otherwise considered a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

(q)	“Plan” means this 1999 US Incentive Stock Option Plan,

(r)	“Registered Company” means a Company that has a class of equity securities registered pursuant to Section 12 of the Exchange Act.

(s)	“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(t)	“Stock Option Grant” means any Option right granted under the Plan.

(u)	“Stock Option Agreement” means a written agreement between the Company and a holder of a Stock Option Grant evidencing the terms and conditions of an individual Stock Option Grant. Each Stock Option Agreement shall be subject to the terms and conditions of the Plan.

(v)	“Subsidiary” means GPC Biotech, Inc., a wholly owned subsidiary of the Company, incorporated under the laws of Delaware with its business location in Monmouth Junction, NJ.

(w)	“U.S.-Advisor” means an independent Advisor of the Company, including a member of the Aufsichtsrat of the Company, residing in the U.S.

(x)	“Vorstand” means the Board of Directors of the Company.

3.	ADMINISTRATION.

(a)	The Plan shall be administered by the Vorstand in accordance with the respective resolutions of the Company’s stockholders and, where applicable, in coordination with the Aufsichtsrat and internal guidelines of the Company, if any, unless and until the Vorstand in coordination with the Aufsichtsrat delegates administration to a Committee, as provided in Section 3(c).

(b)	Notwithstanding subparagraph (a) above, the Vorstand shall have the power subject to and within the limitations of the express provisions of the Plan:

(1)	To determine from time to time which of the persons eligible under the Plan shall be granted Stock Option Grants; when and how each Stock Option Grant shall be granted; whether a Stock Option Grant will be an Incentive Stock Option, a Nonstatutory Stock Option or a combination of the foregoing; the provisions of each Stock Option Grant granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Option Grant and the number of shares with respect to which a Stock Option Grant shall be granted to each such person.

(2)	To construe and interpret the Plan and Stock Option Grants under it, and to establish, amend and revoke rules and regulations for its administration. The Vorstand, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions by the Vorstand shall be made in the Vorstand’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Option. No Director or person acting pursuant to the authority delegated by the Vorstand shall be liable for any action or determination relating to or under the Plan made in good faith.

(3)	To amend the Plan or a Stock Option Grant as provided in Section 12.

(c)

To the extent permitted by applicable law, the Vorstand in coordination with the Aufsichtsrat may delegate administration of the Plan to a committee or committees (“Committee”) of one (1) or more persons. If the Company shall be a Registered Company, a Committee may consist solely of two (2) or more Outside

Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Vorstand (and references in this Plan to the Vorstand shall thereafter be to the Committee). The Vorstand in coordination with the Aufsichtsrat may abolish the Committee at any time and revert in the Vorstand the administration of the Plan.

4.	SHARES SUBJECT TO THE PLAN.

(a)	Subject to the respective resolutions of the Company’s stockholders as subject to the provisions of Section 11 relating to adjustments upon changes in stock, the maximum number of shares of Common Stock that may be issued pursuant to Stock Option Grants made under the Plan may not exceed the lesser of (i) 15,000 shares or (ii) the corresponding number of shares that can be issued according to existing conditional and/or authorized capital which, from time to time, has been or will be created by a resolution of the Company’s stockholders according to subparagraph (b). If any Stock Option Grant shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Stock Option Grant shall revert to and again become available for issuance under the Plan subject, however, in the case of Incentive Stock Options, to any limitation required under the Code.

(b)	The stock subject to the Plan may be new shares which will be issued by way of capital increase using up conditional and/or authorized capital which has been created or is to be created by a resolution of the Company’s stockholders in due time in order to satisfy the Company’s obligations under the Plan. The provisions of the Aktiengesetz, in particular Sections 192 para. 2 cif. 3, 193 para. 2 cif. 4, 202 para. 3 AktG, have to be obeyed. However, an exercised Option subject to the Plan may be satisfied with reacquired shares, bought on the market or otherwise in accordance with Section 71 AktG.

5.	ELIGIBILITY.

(a)	Incentive Stock Options may be granted only to Employees and shall be subject to and construed consistently with the requirements of Section 422 of the Code. Stock Option Grants other than Incentive Stock Options may be granted only to Employees, Directors and U. S.-Advisors. The Company shall have no liability to an Employee, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

(b)

No Employee shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates (a “10% Stockholder”) unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c)	Subject to the provisions of Section 11 relating to adjustments upon changes in stock, no person shall be eligible to be granted Options covering more than five thousand (5,000) shares of the Company’s common stock in any calendar year. This Section 5(c) shall not apply until the Company becomes a Registered Company and then shall not apply until (i) the earliest of: (A) the first material modification of the Plan (including any increase to the number of shares reserved for issuance under the Plan in accordance with Section 4) as determined under Section 162(m) of the Code and the rules and regulations promulgated thereunder; (B) the issuance of all of the shares of common stock reserved for issuance under the Plan; (C) the expiration of the Plan; or (D) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Company first becomes a Registered Company; or (ii) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

6.	OPTION PROVISIONS.

Each Option shall be evidenced by a written instrument in such form as the Vorstand shall determine and shall contain such terms and conditions as the Vorstand in co-ordination with the Aufsichtsrat shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)	Term. Each Option shall be exercisable at such times and subject to such terms as the Vorstand may specify in the applicable Stock Option Grant, provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b)	Price. The Vorstand shall establish the exercise price at the time each Option is granted and shall specify it in the applicable Stock Option Grant, provided however, that, except as provided in Section 5(b), the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Average Fair Market Value of the stock subject to the Option of the last five bank working days on the date the Option is granted. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another Option in a manner satisfying the provisions of Section 424(a) of the Code.

(c)	Consideration. According to applicable German Law, the exercise price (strike price) of stock acquired pursuant to an Option can only be paid to the Company,

at the latest, when the Option is exercised either (i) in cash (EURO), or (ii) by money transfer onto an account of the Company with a (German or international) bank residing in Germany. Any other means of payment or payment in kind is prohibited according to Section 199 para. 1, 54 para. 3, 36 para. 2 AktG. Details of payment at exercise are regulated in the Exercise Note that is attached hereto as Exhibit 1.

(d)	Transferability. An Incentive Stock Option shall transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person. Notwithstanding the foregoing, the person to whom an Incentive Stock Option Agreement is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

(e)	Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Stock Option Agreement may provide that from time to time during each of such installment periods, the Option, notwithstanding Section 6(i), may become exercisable (“vest”) with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria according to the then applicable resolution of the Company’s stockholders) as the Vorstand in coordination with the Aufsichtsrat may deem appropriate.

(f)

Termination of Employment or Relationship as a Director or a U.S-Advisor. In the event an Optionee’s Continuous Status as an Employee, Director or U.S.-Advisor terminates (other than upon the Optionee’s death or disability, as defined below), the Optionee may exercise his or her Option to the extent that the Optionee was entitled to exercise it according to Sections 6(e), 6(i), and 6(j) at the date of termination but only within such period of time ending on the earlier of (i) the date three (3) months after the termination of the Optionee’s Continuous Status as an Employee, Director or U.S.-Advisor (or such longer or shorter period as specified in the Stock Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Stock Option Agreement. However, notwithstanding the foregoing, should the date of termination be prior to that of the expiration of the two-year waiting period mentioned in Section 6(i), the Optionee may exercise his or her Option at the date of expiration of such waiting period but only within three (3) months after the expiration of the two-year waiting period; provided, however, that, unless otherwise provided in the Code or the Treasury regulations thereunder, any such Option which was intended to be an Incentive Stock Option which is exercised at any time after three (3) months of the termination of the Optionee’s Continuous Status as an Employee shall no longer qualify as an Incentive Stock Option, but shall be treated as, and have the consequences of, a

Nonstatutory Stock Option. If the Optionee does not exercise his or her Option within the time required, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan subject, however, in the case of Incentive Stock Options to any limitation required under the Code.

(g)	Disability of Optionee. In the event an Optionee’s Continuous Status as an Employee, Director or U. S.-Advisor terminates as a result of the Optionee’s disability (within the meaning of Section 22(e)(3) of the Code), the Optionee may exercise his or her Option to the extent that the Optionee was entitled to exercise it according to Sections 6(e), 6(i), and 6(j) at the date of termination, but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period as specified in the Stock Option Agreement ) or (ii) the expiration of the term of the Option as set forth in the Stock Option Agreement; provided, however, should the date of termination be prior to that of the expiration of the two-year waiting period mentioned in Section 6(i), the Optionee may exercise his or her Option at the date of expiration of such waiting period but only within the later of three (3) months after the expiration of the two-year waiting period or twelve (12) months following such termination; provided further, however, that, unless otherwise provided in the Code or the Treasury regulations thereunder, any such Option which was intended to be an Incentive Stock Option which is exercised at any time after one year of the termination of the Optionee’s Continuous Status as an Employee shall no longer qualify as an Incentive Stock Option but shall be treated as, and have the consequences of, a Nonstatutory Stock Option. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan subject, however, in the case of Incentive Stock Options to any limitations under the Code. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan subject, however, in the case of Incentive Stock Options to any limitations under the Code.

(h)

Death of Optionee. In the event of the death of an Optionee during, or within a period specified in the Option after the termination of, the Optionee’s Continuous Status as an Employee, Director or U.S.-Advisor, the Option may be exercised to the extent the Optionee was entitled to exercise it according to Sections 6(e), 6(i), and 6(j) at the date of death by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionee’s death pursuant to Section 6(d), but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period as specified in the Stock Option Agreement) or (ii) the expiration of the term of such Option as set forth in the Stock Option Agreement. However, should the date of termination be prior to that of the expiration of the-two-year waiting period mentioned in Section 6(i), the Optionee may exercise his or her Option at the date of expiration of such waiting period but only within the later of three (3) months after the expiration of the two-year waiting period or eighteen (18) months following such termination. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan subject, however, in the case of Incentive Stock Options to any limitations under the Code. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan subject, however, in the case of Incentive Stock Options to any limitations under the Code.

(i)	Exercise. Before any Option subject to the Plan may be exercised according to Section 193 para. 2. cif. 4 AktG a mandatory minimum waiting period of two years, counted as of the date of the Stock Option Grant, has to be observed. No shares shall be issued before the aforementioned waiting period has expired. This waiting period shall also apply if and when authorized capital is used for the issuing of shares.

The Option granted hereunder shall in any case not be exercisable unless and until the price for one share of the Company has exceeded on five bank working days within a period of one month before the Exercise 15% of the price according to Sec. 6(b) and stated in the Stock Option Agreement. The aforementioned percentage is applicable for the first year after the 2-year waiting period has lapsed and is increased by 5% for each of the following years.

(j)	Exercise of Options. Options may be exercised by returning the original option certificate and by delivery to the Company of a written notice of exercise (Exercise Note as attached hereto as Exhibit 1) signed by the proper person or by any other form of notice approved by the Vorstand together with payment in full as specified in Section 6(c) for the number of shares for which the Option is exercised.

Furthermore, the Option may be exercised after the expiration of the two-year waiting period in four designated exercise periods lasting one month each and beginning on the third bank working day after publication of the quarterly reports.

Any exercise during the period of time from the day on which the Company announces an offer to all of its stockholders to acquire new shares or partial debentures with convertible or option rights by letter to all stockholders or by publication in the official stock exchange gazette, up to the day on which the shares of the Company bearing a pre-emptive right are officially quoted at a stock exchange in Germany on which day the shares of the company were initially publicly offered as “ex-acquisition right” for the first time is prohibited.

Details of the exercise procedure are regulated in the Exercise Note which is attached hereto as Exhibit 1.

(k)	Right of Repurchase. The Option may, but need not, include a provision whereby the Company may elect, prior to such time as it becomes a Registered Company or when Fair Market Value is required to be determined pursuant to clause (1) of Section 2(k), to repurchase all or any part of the vested shares exercised pursuant to the Option; provided, however, that (i) such repurchase right shall be exercisable only within (A) the ninety (90)-day period following the last date upon which the Option could have been exercised by the Optionee, or (B) such longer period as may be agreed to by the Company and the Optionee and (ii) such right shall be exercisable only for cash for the shares at a repurchase price equal to the greater of (A) the stock’s Fair Market Value at the time of such termination, or (B) the purchase price paid for such shares by the Optionee.

(l)	Right of First Refusal. The Option may, but need not, include a provision whereby the Company may elect, prior to such time as it becomes a Registered Company or when Fair Market Value is required to be determined pursuant to clause (1) of Section 2(k), to exercise a right of first refusal following receipt of notice from the Optionee of the intent to transfer all or any part of the shares exercised pursuant to the Option.

(m)	Initial Public Offering. Each Optionee, for as long as any shareholder of the Company who had previously been an Optionee, may be restricted from selling shares in connection with the Company’s initial public offering or a subsequent public offering of shares by the Company, subject to the same restrictions should he exercise his Options during the period within which such former Optionee is so restricted.

(n)	Vorstand Discretion. Except as otherwise provided in the Plan, each Stock Option Grant may be made alone or in relation to any other Stock Option Grant. The terms of each Stock Option Grant need not be identical, and the Vorstand need not treat Optionees uniformly. Stock Option Grants to members of the Vorstand and to US advisors will be effected by approval of the Aufsichtsrat.

7.	CANCELLATION AND RE-GRANT OF OPTIONS.

(a)

The Vorstand in coordination with the Aufsichtsrat shall have the authority to effect, at any time and from time to time, (i) the repricing of any outstanding Options under the Plan and/or (ii) with the consent of the affected holders of Options, the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of stock, but having an exercise price per share not less than one hundred percent (100%) of the Fair Market Value in the case of an Incentive Stock Option, or, in the case of a 10% Stockholder (as described in Section 5(b) and to the extent provided for in Section 5(b)), not less than one hundred ten percent (110%) of the Fair Market Value per share of stock on the new grant date. Notwithstanding the foregoing, the Vorstand in coordination with the Aufsichtsrat may grant an Option with an exercise price lower than that set forth above if such Option is granted as part of a transaction to which section 24(a) of the Code applies.

(b)	Shares subject to an Option canceled under this Section 7 shall continue to be counted against the maximum award of Options permitted to be granted pursuant to Section 5(c) of the Plan. The repricing of an Option under this Section 7, resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and the grant of a substitute Option. In the event of such repricing, both the original and the substituted Options shall be counted against the maximum awards of Options permitted to be granted pursuant to Section 5(c) of the Plan. The provisions of this Section 7(b) shall be applicable only to the extent required by Section 162(m) of the Code.

(c)	In case of a capital increase out of retained earnings by the Company, any existing conditional capital will be increased according to Section 218 AktG in the same ratio as the Company’s share capital, instead of a deduction of the exercise price. The right of an Option holder to purchase stock the Company, at the point in time of exercise, will increase in the same ratio the Company’s share capital increase.

(d)	In case of a share increase (stock dividend) any existing conditional capital will be increased according to Section 218 AktG in the same ratio as the Company’s share capital. The exercise price will be deducted as follows:

(e)	The deduction of the exercise price will be calculated using following formula:

KA – B

E =      ––––––––

V +1

Meaning:

E =	deduction of the exercise price due to section 6 (b)
KA =	fair market value of the stock or the closing price for such stock before the change in capital
B =	offer price for the new stock
V =	ratio of subscription of the new stock

8.	COVENANTS OF THE COMPANY.

(a)	During the terms of the Option, the Company shall keep available sufficient conditional and/or authorized capital required to satisfy such Stock Option Grants.

(b)

The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Stock Option Grant; provided, however, that this undertaking shall not require the Company to register under the

Securities Act of 1933, as amended (the “Securities Act”) either the Plan, any Stock Option Grant or any stock issued or issuable pursuant to any such Stock Option Grant. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Option Grants unless and until such authority is obtained.

9.	USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of stock pursuant to Stock Option Grants shall constitute capital reserves of the Company:

10.	MISCELLANEOUS.

(a)	The Vorstand in coordination with the Aufsichtsrat shall have the power to accelerate the time at which a Stock Option Grant may first be exercised or the time during which a Stock Option Grant or any part thereof will vest pursuant to Section 6(e), notwithstanding the provisions in the Stock Option Grant stating the time at which it may first be exercised or the time during which it will vest.

(b)	Neither an employee, Director or U.S.-Advisor nor any person to whom a Stock Option Grant is transferred under Section 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Option Grant unless and until such person has satisfied all requirements for exercise of the Stock Option Grant pursuant to its terms. Notwithstanding the foregoing, in the event the Company effects a split of its common stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of distribution of the dividend (rather than as of the record date for such dividend), then an Optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of common stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c)	Nothing in the Plan or any instrument executed or Stock Option Grant granted pursuant thereto shall confer upon any Employee, Director or U.S.-Advisor or other Optionee any right to continue in the employment of the Company or any Affiliate (or to continue acting as a Director) or shall affect the right of the Company or any Affiliate to terminate the employment of any such person with or without cause.

(d)

For so long as the Code provides, to the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Option holder during any calendar year under all stock plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(e)	The Company may require any person to whom an Option is granted, or any person to whom an Option is transferred pursuant to Section 6(d), as a condition of exercising or acquiring stock under any Stock Option Grant, (i) to give written assurances satisfactory to the Company as to such person’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Option Grant; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Option Grant for such person’s own account and not, with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Stock Option Grant has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

(f)	To the extent provided by the terms of a Stock Option Agreement, the person to whom an Option is granted must satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under the Plan by any of the following means or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company or Subsidiary to withhold shares from the shares of the common stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Plan; or (iii) delivering to the Company or Subsidiary owned and unencumbered shares of the common stock of the Company. Payment of such withholding obligation shall be made no later than the date of the event creating the tax liability.

11.	ADJUSTMENTS UPON CHANGES IN STOCK.

(a)

If any change is made in the stock subject to the Plan, or subject to any Stock Option Grant, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to Section 4(a) and the maximum number of shares subject to award to any person during any calendar year pursuant to Section 5(c), and the outstanding Stock Option Grants will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Stock Option Grants. Such adjustments shall be made by the Vorstand in coordination with the Aufsichtsrat, the determination of which shall be final, binding and conclusive. The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company”.

(b)	In the event of: (i) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation but the shares of the Company’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (iv) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act or any other security laws, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act or any other security laws, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then: (i) any surviving or acquiring corporation shall assume Stock Option Grants outstanding under the Plan or shall substitute similar Stock Option Grants for those outstanding under the Plan, then the Vorstand shall, upon written notice to the Optionees, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the event and will terminate immediately prior to the consummation of such event, except to the extent exercised by the Optionees before the consummation of such event; provided, however, that if upon the occurrence of such event, the holders of common stock will receive upon consummation thereof a cash payment for each share of common stock surrendered (the “Acquisition Price”), then the Vorstand may instead provide that all outstanding Options shall terminate upon consummation of such event and that each Optionee shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of common stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

(c)	Subparagraph (a) and (b) are subject to the provisions of the German Stock Corporation Act.

12.	AMENDMENT OF THE PLAN AND STOCK OPTION GRANTS.

(a)	The Vorstand in coordination with the Aufsichtsrat at any time, and from time to time, may amend the Plan and/or some or all outstanding Stock Option Grants granted under the Plan. However, except as provided in Section 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of the Aktiengesetz as well as of Section 422 of the Code, or any security laws or any Nasdaq or securities exchange listing requirements and provided, further, that to the extent required by Section 162(m) of the Code, no Stock Option Grant granted to a participant designated as subject to Section 162(m) by the Vorstand after the date of such amendment shall become exercisable, realizable or vested, as applicable, to such Stock Option Grant (to the extent that such amendment to the Plan was required to grant such Stock Option Grant to a particular Optionee), unless and until such amendment shall have been approved by the Company’s stockholders as required by Section 162(m) (including the vote required under Section 162(m)).

(b)	The Vorstand in coordination with the Aufsichtsrat may in its discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of the Aktiengesetz and/or Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c)	It is expressly contemplated that the Vorstand in coordination with the Aufsichtsrat may amend the Plan in any respect the Vorstand deems necessary or advisable to provide eligible Employees, Directors or U.S.-Advisors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d)	Rights and obligations under any Option granted before amendment of the Plan shall not be impaired by any Plan amendment unless the Company requests the consent of the person to whom the Stock Option Grant was granted and such person consents in writing.

(e)	The Vorstand in coordination with the Aufsichtsrat at any time, and from time to time, may amend the terms of any one or more Stock Option Grant; provided, however, that the rights and obligations under any Stock Option Grant shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Stock Option Grant was granted and (ii) such person consents in writing.

13.	TERMINATION OR SUSPENSION OF THE PLAN.

(a)	The Vorstand in coordination with the Aufsichtsrat may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the last business day of March 31, 2010. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)	Rights and obligations under any Option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Option Grant was granted.

14.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective as determined by a resolution of the Company’s stockholders which shall be passed within twelve (12) months before or after the date the Plan is adopted by the Vorstand and the Aufsichtsrat; provided, however, that no Stock Option Grant granted to an Optionee designated by the Vorstand as subject to Section 162(m) of the Code shall become exercisable, vested or realizable, as applicable to such Stock Option Grant, unless and until the Plan has been approved by the Company’s stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m)).

Munich/Martinsried, March 31, 2000

GPC Biotech AG

/s/	Der Vorstand

/s/	Elmar Maier

/s/	Bernd R. Seizinger

Exhibit 1: Exercise Note